CONSULTING AGREEMENT THIS CONSULTING AGREEMENT (this “Agreement”) is made effective as of the 1st day of March 2024 (the “Effective Date”) by and between VWR International, LLC, a Delaware limited liability company (with its various subsidiaries and affiliates, “Avantor” or the “Company”), and BrophyBio, LLC, a New Jersey limited liability company (“Consultant”). WHEREAS, Gerard Brophy, the sole member of Consultant (“Dr. Brophy”), served as Avantor’s Executive Vice President, Biopharma Production until October 2023; WHEREAS, the Company desires to continue to benefit from Consultant’s industry experience, expertise and relationships; and WHEREAS, Consultant is willing to provide consulting services to the Company on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. SERVICES. 1.1 The Company hereby engages Consultant, and Consultant hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement. 1.2 Consultant shall provide to the Company the services set forth on Schedule 1 (the “Services”). 1.3 The Company shall not control the manner or means by which Consultant performs the Services, including but not limited to the time and place Consultant performs the Services; provided that Consultant agrees to be available to render the Services for not less than nine (9) months per year. 1.4 Unless otherwise set forth in Schedule 1, Consultant shall furnish, at his own expense, the equipment, supplies, and other materials used to perform the Services. The Company shall provide Consultant with access to its premises and equipment to the extent necessary for the performance of the Services. 1.5 To the extent Consultant performs any Services on the Company’s premises or using the Company’s equipment, Consultant shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company’s facilities, supplies, information technology, equipment, networks, and other resources.

2 2. TERM. The term of this Agreement shall commence on March 1, 2024 and shall continue until February 28, 2027, unless earlier terminated in accordance with Section 9 (the “Term”). Any extension of the Term will be subject to mutual written agreement between the parties. 3. FEES AND EXPENSES. 3.1 As compensation for the Services rendered pursuant to Schedule 1 and the rights granted to the Company in this Agreement, the Company shall pay Consultant a fee of $15,000 per month (the “Fees”) beginning in March 2024, in each case payable in accordance with Section 3.3 hereof. Consultant agrees to be available to provide such Services at the rate of at least five days per month. Consultant acknowledges that he will receive an IRS Form 1099-MISC from the Company, and that Consultant shall be solely responsible for all federal, state and local taxes, as set out in Section 4.2. 3.2 The Company will reimburse Consultant for any travel or other costs or expenses incurred by Consultant in connection with the performance of the Services within thirty (30) days after Company’s receipt of a reimbursement request accompanied by reasonable supporting documentation. 3.3 Consultant will submit monthly statements setting forth time spent and services rendered, and the Company will pay Consultant all undisputed Fees within forty- five (45) days after the Company’s receipt of each statement submitted by Consultant. 4. RELATIONSHIP OF THE PARTIES. 4.1 Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold itself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. 4.2 Without limiting Section 4.1, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s behalf. Consultant shall be responsible for all such taxes or contributions, including penalties and interest. In the event that the Company determines it is necessary to withhold against any amounts otherwise payable to Consultant hereunder, the amount payable shall be grossed up so that, after giving effect to such withholding, the amount Consultant actually receive shall be the full original amount of such payment. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant

3 shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor. 5. INTELLECTUAL PROPERTY RIGHTS. 5.1 The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Consultant agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Consultant hereby irrevocably assign to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. 5.2 Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Consultant hereby irrevocably waive, to the extent permitted by applicable law, any and all claims Consultant may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables. 5.3 Consultant shall make full and prompt disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100 (the “Patent Act”), made or conceived by Consultant alone or with others during the Term, related in any way to the Services performed for the Company under this Agreement, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company. Consultant shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. Any patent or copyright applications relating to the Services, related to trade secrets of the Company or which relate to tasks assigned to Consultant by the Company, that Consultant may file within one year after expiration or termination of this Agreement, shall belong to the Company, and Consultant hereby assign same to the Company, as having been conceived or reduced to practice during the Term of this Agreement. 5.4 Upon the reasonable request of the Company, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Consultant’s signature on any such documents, Consultant hereby irrevocably designate and appoint the Company as Consultant’s agent and attorney- in-fact, to act for and on Consultant’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if Consultant had executed them. Consultant agrees that this power of attorney is coupled with an interest.

4 5.5 Notwithstanding Section 5.1, to the extent that any of Consultant’s pre-existing materials or intellectual property are contained in or otherwise necessary to utilize the Deliverables, Consultant retains ownership of such preexisting materials and hereby grant to the Company an irrevocable, worldwide, unlimited, royalty-free license to use, publish, reproduce, display, distribute copies of, modify and prepare derivative works based upon, make, have made, export, import, offer for sale and otherwise use such preexisting materials and intellectual property in connection with the Deliverables and updates, improvements or new versions thereof. The Company may assign, transfer, and sublicense such rights to others without Consultant’s approval. 5.6 Except for such pre-existing materials, Consultant has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. Consultant has no right or license to use the Company’s trademarks, service marks, trade names, trade names, logos, symbols, or brand names. 5.7 Consultant shall not incorporate any of Consultant’s pre-existing materials or intellectual property, or any pre-existing third party materials (including, without limitation, so-called “open source” or “public domain” materials), into the Deliverables without the Company’s prior written consent. 6. CONFIDENTIALITY. 6.1 During the period this Agreement remains in effect and for a period of two (2) years following termination hereof, Consultant (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself or for the benefit of others and shall not copy or allow to be copied in whole or in part any Confidential Information disclosed to such party by the other. For the purposes of this Agreement, the term “Confidential Information” shall mean any and all information proprietary or confidential to the Company, including, but not limited to, financial data, product price data, stock and equity data, patent, copyright, and trade secret information, techniques, apparatus, equipment, drawings, models, inventions, know-how, processes, source documents, the terms and conditions of this Agreement and formulae related to the current, future and proposed products and services of the Company disclosed during the term of this Agreement. 6.2 In furtherance of the provisions of Section 6.1, Consultant hereby further acknowledge that all Confidential Information, regardless of medium, is the sole and exclusive property of the Company. Consultant shall notify the Company immediately in the event Consultant becomes aware of any loss or disclosure of any Confidential Information, and, immediately upon the termination of this Agreement or at such earlier time as the Company may request, Consultant shall deliver to the Company, without further demand therefore, all of the foregoing, and all copies thereof, which are then in Consultant’s possession or under Consultant’s control. 6.3 Confidential Information shall not include information that: (a) is or becomes generally available to the public other than through Consultant’s breach of this Agreement; or

5 (b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information. 6.4 Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant agrees to provide written notice of any such order to an authorized officer of the Company promptly following receipt of such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion. 6.5 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement: (a) Consultant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. (b) If Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the Company’s trade secrets to Consultant’s attorney and use the trade secret information in the court proceeding if Consultant: (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order. 7. NONCOMPETITION AND NONSOLICITATION. 7.1 Noncompetition. During the four-year period commencing on the Effective Date (the “Restricted Period”), Consultant shall not directly or indirectly, anywhere in the world, own, manage, control, participate in, consult with, render services for or enter into employment with any business or organization that competes with Avantor’s bioscience production business (the “Business”). Nothing herein shall prohibit Consultant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Consultant has no active participation in the business of such corporation.

6 7.2 Nonsolicitation. During the Term and for a period of twelve (12) months thereafter, Consultant shall not directly or indirectly (i) induce or attempt to induce any employee of Avantor to leave the employ of Avantor or any such subsidiary or affiliate, or in any way interfere with the relationship between Avantor and any employee thereof or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of Avantor to cease doing business with Avantor or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Avantor. 8. REPRESENTATIONS AND WARRANTIES. 8.1 Consultant represents and warrants to the Company that: (a) Consultant has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of Consultant’s obligations in this Agreement; (b) Consultant’s entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject; (c) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; (d) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations; (e) the Company will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind; (f) all Deliverables are and shall be Consultant’s original work (except for material in the public domain or provided by the Company) and do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity. 8.2 The Company hereby represents and warrants to Consultant that: (a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and (b) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action. 9. TERMINATION. 9.1 On or after the Effective Date, the Company may terminate this Agreement if Consultant refuses to or is unable to perform the contemplated services or is in breach of any

7 material provision of this Agreement, provided Consultant will have 30 days after a notice from the Company to cure such default. In addition: (a) This Agreement and Consultant’s service to the Company hereunder may be terminated by Company at any time on the mutual agreement of the Company and Consultant. (b) This Agreement and Consultant’s service to the Company hereunder may be terminated: (i) By Consultant immediately in the event of any default on the part of the Company in payment of any amount due Consultant hereunder when due, provided that the Company will have 30 days after a notice from Consultant to cure such default; (ii) Following the first 18 months of the Term, by either party at any time on 30 days prior written notice to the other party; or (iii) Automatically upon Consultant’s death or disability. 9.2 Notwithstanding the foregoing, in the event of any termination of this Agreement as provided in Section 9.1, the Company will compensate Consultant for all services performed through the effective date of such termination, and reimburse Consultant for all reimbursable expenses incurred, through the effective date of such termination. 9.3 Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, Consultant shall promptly after such expiration or termination: (a) deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for Consultant’s use by the Company; (b) deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information developed hereunder; (c) permanently erase all of the Confidential Information developed hereunder from Consultant’s computer systems; and (d) certify in writing to the Company that Consultant have complied with the requirements of this clause. 9.4 The terms and conditions of this section and Section 4, Section 5, Section 6, Section 7, Section 8 and Section 12 shall survive the expiration or termination of this Agreement.

8 10. ASSIGNMENT. Consultant shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns. 11. RELEASE. Dr. Brophy hereby acknowledges that the Company’s obligations under Section 3 hereof are in excess of any payments or benefits to which Dr. Brophy would otherwise be entitled to as an employee of the Company under law, contract or otherwise and are contingent upon Dr. Brophy’s timely execution of, and failure to revoke a release of claims at or within 30 days after the commencement of the Term of this Agreement substantially in the form set forth in Exhibit A to this Agreement (the “Release”). 12. INDEMNIFICATION. Consultant will indemnify, defend and hold harmless the Company and its affiliates and subsidiaries, and each of their respective officers, directors, members, managers, employees and agents (each, a “Company Indemnitee”) from and against any claim, suit or proceeding brought by a third party against a Company Indemnitee to the extent that it is based on or arises from: (a) willful act or omission of Consultant in providing the Services; (b) any assertion that any Services provided by Consultant in connection with this Agreement infringes or misappropriates any Intellectual Property Right of any third party; (c) a breach of the confidentiality obligations and/or (d) any breach of the representations and warranties set forth above, except to the extent said claim arises from the negligent act or omission of Company. Company will indemnify, defend and hold harmless Consultant (“Consultant Indemnitee”) from and against any claim, suit or proceeding brought by a third party against a Consultant Indemnitee to the extent that it is based on or arises from Services provided by Consultant except to the extent that such claim is based on Section 12(a)-(d) above. The indemnifying party shall pay all costs incurred by (including reasonable attorney's fees and disbursements) and damages awarded against the Indemnitee. The Indemnitee shall promptly notify Indemnifying Party in writing of any claim, suit or proceeding for which Indemnifying Party may have obligations under this Section 12; provided, however, that any failure of the Indemnitee to provide prompt written notice pursuant to this Section 12 shall excuse Indemnifying Party only to the extent that it is prejudiced thereby. The Indemnitee seeking indemnification hereunder shall reasonably cooperate with Indemnifying Party with regard to the defense of any claim, proceeding, suit or threatened suit. Indemnifying Party shall have full control of any such claim, proceeding or suit and the authority to settle or otherwise dispose of any suit or threatened suit. In no event, however, may Indemnifying Party agree to any settlement of any claim, suit or proceeding for which it has agreed to provide indemnification under this Agreement if such settlement would impose any liability or obligation upon the Indemnitee, without the Indemnitee’s prior, written consent. 13. INSIDER TRADING. Consultant hereby acknowledges that in the ordinary course of providing the Services that Consultant may become aware of material nonpublic information (as such term is defined in the Company’s Insider Trading Policy (as may be amended from time to time, the “Insider Trading Policy”). As such, Consultant agrees to comply with all terms of the Insider Trading Policy and seek pre-clearance from the Company’s Insider Trading Compliance

9 Officer (as defined in the Insider Trading Policy) before executing any trades of Company securities. 14. MISCELLANEOUS. 14.1 Consultant shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations. 14.2 Consultant hereby acknowledges and agrees that the type and periods of restrictions imposed in this Agreement are fair and reasonable in light of the provision of Consultant’s Services and are reasonably required for the protection of the Company and of the goodwill associated with the business of the Company. 14.3 All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section. 14.4 This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. 14.5 This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. 14.6 Consultant acknowledges and agrees that, in the event of a breach of Consultant’s covenants contained herein, damages alone would not be an adequate remedy for the Company. Accordingly, Consultant acknowledges and agrees that, in addition to any other remedies that the Company may have, the Company shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Consultant, without the obligation to post a bond or other security therefor, and nothing contained herein shall prevent or delay the Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or threatened breach by Consultant of any of Consultant’s obligations hereunder. In furtherance and not in limitation of the foregoing, in the event of any breach by Consultant of Consultant’s covenants set forth in this Agreement,

10 the duration of such covenants shall be extended by a period of time equal to the number of days during which Consultant are in violation of the provisions thereof. 14.7 This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania in any legal suit, action, or proceeding arising out of or based upon this Agreement or the Services provided hereunder. Each party also irrevocably and unconditionally waives any right to a trial by jury in respect of any legal action arising out of or relating to this Agreement or Consultant’s provision of the Services. 14.8 If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 14.9 This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

11 IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date. VWR International, LLC BY: /s/ Scott Baker________ Name: Scott Baker Title: Secretary Date: April 3, 2024 ACCEPTED AND AGREED: BrophyBio, LLC BY: /s/ Gerard Brophy_______ Name: Gerard Brophy Title: Sole Member Date:

12 SCHEDULE 1  Support Innovation Council  Advise on acquisitions and divestitures  Advise on industry trends  Provide support for investor & analyst meetings  Advise BioScience Production leaders on new product innovations  Advise on the development and construction of the new innovation center  Strategy consultation  Provide support for customer sales meetings

13 EXHIBIT A FORM OF RELEASE I, Gerald Brophy, in consideration of and subject to the performance by VWR Management Services, LLC, a Delaware limited liability company (together with its affiliates, the “Company”), of its obligations under the Employment Letter Agreement, dated as of April 2, 2019 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below. 1. I understand that any payments or benefits paid or granted to me under the “Severance/Restrictive Covenants” section of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the “Severance/Restrictive Covenants” section of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company. 2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for

14 costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending claim of the type described in paragraph 2 as of the execution of this General Release. 6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 7. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or this Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding anything herein to the contrary, each of the parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this transaction contemplated in the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants or potential participants in the Agreement, (iii) any financial information (except

15 to the extent such information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction. 8. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity. Furthermore, nothing in this Agreement shall prohibit or impede you from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. You understand and acknowledge that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. You understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Except as provided in this paragraph or under applicable law, under no circumstance are you authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product, or trade secrets, without prior written consent of the Company. 9. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 10. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS

16 UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON MARCH 1, 2024 TO CONSIDER IT AND THE CHANGES MADE SINCE THE MARCH 1, 2024 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD; 6. THE CHANGES TO THE AGREEMENT SINCE APRIL 2, 2019 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST. 7. I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 8. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 9. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF AVANTOR AND BY ME. DATE: _____________ _________________________________